As filed with the Securities and Exchange Commission on September 19, 2011.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Helmerich & Payne, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-0679879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1437 South Boulder Ave., Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan

(Full Title of the Plan)

Steven R. Mackey, 1437 South Boulder Ave., Suite 1400, Tulsa, Oklahoma 74119

(Name and Address of Agent for Service)

(918) 742-5531

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.10 par value	6,000,000 shares	$54.52	$327,120,000	$37,978.63

(1)                                  The shares of Common Stock being registered consist of shares that may be issued under the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be used to adjust the number of shares issued pursuant to the Plan as a result of any future stock split, stock dividend, or similar adjustment of the registrant’s outstanding Common Stock.  Each share of Common Stock is accompanied by a Preferred Stock Purchase Right pursuant to that certain Rights Agreement dated January 8, 1996 with The Liberty National Bank and Trust Company, N.A., as amended by Amendment to Rights Agreement dated December 8, 2005 with UMB Bank, N.A.

(2)                                  Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.  The offering price and registration fee are based on a price of $54.52 per share, which price is an average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on September 15, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                             Plan Information (1)

Item 2.                                                             Registrant Information and Employee Plan Annual Information (1)

(1)  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8, and has been or will be sent or given to participants in the Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan as specified in Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                             Incorporation of Documents by Reference

The following documents filed by Helmerich & Payne, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

(a)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010;

(b)                                 The Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010, March 31, 2011 and June 30, 2011;

(c)                                  The Company’s Current Reports on Form 8-K filed December 7, 2010, March 2, 2011 and July 5, 2011;

(d)                                 The description of the Common Stock of the Company contained in its Registration Statement on Form S-1 filed on November 13, 1967 (effective December 21, 1967) with the SEC, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Common Stock of the Company contained therein; and

(e)                                  The description of Preferred Stock Purchase Rights of the Company contained in its Registration Statement on Form 8-A filed on January 18, 1996 with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by Amendment No. 1 to Form 8-A filed with the SEC on December 12, 2005, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the Preferred Stock Purchase Rights of the Company contained therein.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.  Unless expressly incorporated into this Registration Statement, any information furnished pursuant to a Current Report shall not be incorporated by reference into this Registration Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                             Description of Securities

Not applicable.

Item 5.                                                             Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Steven R. Mackey, Executive Vice President and General Counsel of the Company.  Mr. Mackey presently owns, directly or indirectly, 39,942 shares and 67,000 exercisable options to purchase shares of Common Stock of the Company.

Item 6.                                                             Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful.  Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

The Fourteenth Article of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) provides for the indemnification by the Company of any director, officer or employee of the Company or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with the Company or any of its subsidiaries.  The Charter also (i) limits or in certain circumstances eliminates the personal liability of a director to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the Delaware General Corporation Law, (ii) permits the Company’s indemnification of its officers and directors as provided by Section 145 of the Delaware General Corporation Law; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct or a knowing violation of law, the payment of an unlawful dividend or unlawful stock repurchases, or any transaction from which the directors received an improper personal benefit, and (iii) permits the Company as provided in Section 145 of the Delaware General Corporation Law to maintain insurance to protect itself and any director, officer, employee or agent of the Company.  The Company presently maintains in effect a liability insurance policy covering officers and directors.

Item 7.                                                             Exemption From Registration Claimed

Not applicable.

Item 8.                                                             Exhibits

The following are filed as exhibits to this Registration Statement:

4.1                                Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. is incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on December 13, 2006.

4.2                                Amended and Restated By-laws of Helmerich & Payne, Inc. are incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on March 2, 2006.

4.3                                Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Helmerich & Payne, Inc. is incorporated herein by reference to Exhibit 4.3 of the Company’s Form S-8 filed with the SEC on September 6, 2006.

4.4                                Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan is incorporated by reference to Exhibit “A” of the Company’s Proxy Statement dated January 26, 2011.

4.5                                Rights Agreement dated as of January 8, 1996, between the Company and The Liberty National Bank and Trust Company of Oklahoma City, N.A. is incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K filed with the SEC on January 18, 1996.

4.6                                Amendment No. 1 to Rights Agreement dated December 8, 2005, between the Company and UMB Bank, N.A. is incorporated herein by reference to Exhibit 4 of the Company’s Form 8-K filed on December 12, 2005.

5                                         Opinion of Steven R. Mackey as to the legality of shares of Common Stock being registered.

23.1                          Consent of Ernst & Young LLP.

23.2                          Consent of Steven R. Mackey (contained in his opinion filed as Exhibit 5).

24                                   Power of Attorney (set forth on the signature page to this Registration Statement).

Item 9.                                                             Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)                                   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 19th day of September, 2011.

HELMERICH & PAYNE, INC.

By:	/s/ HANS HELMERICH
HANS HELMERICH
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Hans Helmerich and Steven R. Mackey, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM L. ARMSTRONG	Director	September 19, 2011
WILLIAM L. ARMSTRONG

/s/ RANDY A. FOUTCH	Director	September 19, 2011
RANDY A. FOUTCH

/s/ HANS HELMERICH	Director, President and Chief Executive Officer	September 19, 2011
HANS HELMERICH	(Principal Executive Officer)

/s/ W. H. HELMERICH, III	Director	September 19, 2011
W. H. HELMERICH, III

/s/ PAULA MARSHALL	Director	September 19, 2011
PAULA MARSHALL

/s/ FRANCIS ROONEY	Director	September 19, 2011
FRANCIS ROONEY

/s/ EDWARD B. RUST, JR.	Director	September 19, 2011
EDWARD B. RUST, JR.

/s/ JOHN D. ZELGIS	Director	September 19, 2011
JOHN D. ZEGLIS

/s/ JUAN PABLO TARDIO	Vice President and Chief Financial Officer	September 19, 2011
JUAN PABLO TARDIO	(Principal Financial Officer)

/s/ GORDON K. HELM	Vice President and Controller	September 19, 2011
GORDON K. HELM	(Principal Accounting Officer)

EXHIBITS INDEX

4.1                                Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. is incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on December 13, 2006.

4.2                                Amended and Restated By-laws of Helmerich & Payne, Inc. are incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on March 2, 2006.

4.3                                Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Helmerich & Payne, Inc. is incorporated herein by reference to Exhibit 4.3 of the Company’s Form S-8 filed with the SEC on September 6, 2006.

4.4                                Helmerich & Payne, Inc. 2010 Long-Term Incentive Plan is incorporated by reference to Exhibit “A” of the Company’s Proxy Statement dated January 26, 2011.

4.5                                Rights Agreement dated as of January 8, 1996, between the Company and The Liberty National Bank and Trust Company of Oklahoma City, N.A. is incorporated herein by reference to Exhibit 1 of the Company’s Form 8-K filed with the SEC on January 18, 1996.

4.6                                Amendment No. 1 to Rights Agreement dated December 8, 2005, between the Company and UMB Bank, N.A. is incorporated herein by reference to Exhibit 4 of the Company’s Form 8-K filed on December 12, 2005.

5                                         Opinion of Steven R. Mackey as to the legality of shares of Common Stock being registered.

23.1                          Consent of Ernst & Young LLP.

23.2                          Consent of Steven R. Mackey (contained in his opinion filed as Exhibit 5).

24                                   Power of Attorney (set forth on the signature page to this Registration Statement).